EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement on Form SB-2 of our report dated March 13, 2005 relating to the consolidated financial statements of STB, Inc. which was issued prior to the reverse acquisition of Tele-Optics, Inc. as of December 31, 2003 and to the reference to our firm under the caption "Experts" in the Prospectus.



Cowan, Gunteski & Co., P.A.

Toms River, NJ
March 16, 2005